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                              CONSULTING AGREEMENT

    This CONSULTING AGREEMENT, dated as of May 16, 2001 (the "AGREEMENT"), by and among Carrier1 International S.A., a Luxembourg SOCIETE ANONYME (the "COMPANY"), and Victor A. Pelson, an individual residing at 9 Woodstone Road, Chester, NJ 07930 ("Consultant").

                                  WITNESSETH:

    WHEREAS, Consultant is currently serving as the Chairman of the Board of Directors, and is performing such functions as are customary for a non-executive Chairman of a Luxembourg SOCIETE ANONYME, and;

    WHEREAS, in addition to Consultant's role as Chairman, the Company and Consultant have agreed that it is mutually beneficial for Consultant to provide additional services to the Company as a consultant;

    WHEREAS, the Company desires to receive financial and managerial advisory services from Consultant, and Consultant desires to provide such services to the Company;

    NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Company and Consultant hereby agree as follows:

    1. ENGAGEMENT. The Company hereby engages Consultant as a consultant, and Consultant hereby agrees to provide financial and managerial advisory services to the Company, all on the terms and subject to the conditions set forth below.

    2. CONSULTING SERVICES. Consultant hereby agrees, during the term of this Agreement, to provide to the Company consulting services commensurate with his status and experience with respect to such matters as shall be reasonably requested from time to time by the Board. Consultant shall not, by virtue of the consulting services provided hereunder, be considered to be an officer or employee of the Company during the Consulting Period, and shall not have the power or authority to contract in the name of or bind the Company, except as may be expressly stated in a written delegation of such authority from the Board. The Services to be provided will not be in connection with the offer or sale to securities in a capital raising and do not directly or indirectly promote or maintain a market for the issuer's securities.

    3. CONSULTING FEES. (a) The Company agrees to pay to Consultant, as compensation for the Services to be rendered by Consultant hereunder, a fee of $16,667 per month (the "Consulting Fee"), payable on the last working day of each month during the term hereof in arrears commencing on May 31, 2001. For the period commencing on May 16, 2001 until May 31, 2001 the Company will pay the fee of on a pro rata basis.

    4. GRANT OF OPTIONS. (a) Pursuant to the provisions of the Company's Share Option Plan 2000 (effective as of March 30, 2000), the Company will grant to Consultant, subject to the terms and conditions of the Plan and the respective Option Agreement, unless otherwise specified in the terms and conditions set forth herein, the right and option (the "Option") to purchase from the Company 250,000 Option Shares at a purchase price equal to US$6.15 (based on the closing strike price on NASDAQ of US$1.23 on May 15, 2001 multiplied by five times) per Share plus the amount of any capital duty payable by the Company or the Consultant in respect of the issuance of such Option Shares (the "Exercise Price").
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    (b)  Each Option shall become exercisable for the respective percentage of the total number of Shares subject to the Option as is set forth opposite the applicable date below:

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

On or after the Date of Grant but prior to the first six
  (6) month Anniversary of the date of beginning of this
  Agreement with the Company (the "Applicable Date")                  0%

On or after the first six (6) month Anniversary of the
  Applicable Date but prior to the first Anniversary of the
  Applicable Date                                                    50%

On the first twelve (12) month Anniversary of the Applicable
  Date.                                                             100%
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    (c)  Notwithstanding the foregoing, each Option shall automatically vest in its entirety upon the effective date of a Change in Control (as defined in the Plan).

    5. REIMBURSEMENT OF EXPENSES. The Company agrees to promptly pay or to reimburse Consultant for such travel, lodging and other appropriate expenses (including travel, lodging and similar expenses for Consultant's spouse) (the "EXPENSES") as incurred by Consultant in his reasonable judgment in the course or on account of rendering any Services requested of him hereunder by the Board. The Consultant may submit periodic expense statements, which shall be payable by the Company within 30 days of receipt.

    6. TERM. The Term of this Agreement shall be for twelve (12) months commencing on the date hereof, provided that either party may terminate this Agreement at any time by giving fifteen (15) days written notice to the other party.

    7. INDEMNIFICATION. The Company agrees to indemnify Consultant and hold harmless Consultant to the fullest extent permitted by law from and against, and to pay or reimburse, any and all costs, expenses, damages and claims and personal liability (including judgments, fines, amounts paid in settlement and out-of pocket expenses, including reasonable attorneys' fees) that may be incurred by Consultant in the conduct of the business and affairs of the Company or any affiliate of the Company (including, but not limited to, all costs, expenses, damages and claims and personal liability arising from any association with or, services performed for, any person, entity, partnership or corporation with respect to which the Company has requested, or Consultant requested and the Company subsequently approved, Consultant to become associated with or to perform services for (an "APPROVED ENTITY") in any official capacity, PROVIDED that each participating indemnifying entity of the Company shall be required to contribute to indemnification of Consultant only to the extent that such conduct, action or inaction is indemnifiable under the laws of the jurisdiction of organization of the indemnifying entity and provided further that, with respect to services performed for an Approved Entity, the indemnifying entity shall be subrogated to the rights of Consultant against such Approved Entity. Payment shall be made within 30 days of submission of any bills or other documents stating the sums due. The Company shall use its reasonable best efforts at all times during the Consulting Period to maintain appropriate directors' and officers' liability insurance to support the Company's obligation to indemnify Consultant.

    8. DISPUTES. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of New York, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York City, State of New York. The cost of the arbitration shall be borne by the Company.

    9. LEGAL FEES. Upon submission by Consultant of an itemized bill, the Company shall reimburse Consultant on a monthly basis for all legal fees and other expenses reasonably incurred by Consultant to obtain any benefit or enforce any right accorded to Consultant under the Agreement or to defend any claim against Consultant brought by the Company to enforce any provision of this Agreement.

    10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of law that would require the application of the law of another jurisdiction, and the invalidity or unenforceability of any provisions
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hereof shall in no way affect the validity or enforceability of any other provision. The Company and Consultant hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive as a defense, and agree not to assert as a defense, in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The Company and Consultant hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 13 below, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

    11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

    12. MISCELLANEOUS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing.

    13. NOTICES. Any notices or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be sufficient if in writing and if delivered in hand or sent by registered or certified mail to the Consultant at the last address filed in writing with the Company or, in the case of the Company, at the address noted above.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

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                                                       CARRIER1 INTERNATIONAL, S.A.

                                                       By:              /s/ STIG JOHANSSON
                                                            -----------------------------------------
                                                                          Stig Johansson
                                                                             DIRECTOR

                                                       By:             /s/ JONATHAN E. DICK
                                                            -----------------------------------------
                                                                         Jonathan E. Dick
                                                                             DIRECTOR
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
                                                       CONSULTANT

                                                       By:             /s/ VICTOR A. PELSON
                                                            -----------------------------------------
                                                                         Victor A. Pelson
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